Exhibit 23.2


                  CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Level 3 Communications, Inc. (formerly known as
Peter Kiewit Sons', Inc.) on Form S-8 of our report dated March 13, 1998, on our audits of the consolidated financial statements and financial statement schedules of RCN Corporation and Subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is incorporated by reference in the Annual Report on Form 10-K/A of Peter Kiewit Sons', Inc.


                                     Coopers & Lybrand L.L.P.


                                     /s/ Coopers & Lybrand L.L.P.
                                     Omaha, Nebraska
                                     May 14, 1998